UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2024

CERENCE INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Mall Road, Suite 416 Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 362-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRNC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2024, Cerence Inc. (the "Company") announced its financial results for the quarter ended June 30, 2024. The press release, including the financial information contained therein, is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Also on August 8, 2024, the Company will use a presentation on its call with investors, discussing its financial results for the quarter ended June 30, 2024, and such earnings release presentation is furnished herewith as Exhibit 99.2. The press release and earnings release presentation include certain non-GAAP financial measures. A description of the non-GAAP measures, the reasons for their use, and GAAP to non-GAAP reconciliations are included in the press release and earnings release presentation.

The information in this Item 2.02 and the exhibits attached hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

On August 8, 2024, in response to evolving business needs, the Company announced a restructuring plan intended to reduce operating expenses and position the Company for profitable future growth (the “Plan”). The Plan is aimed at further driving operational efficiency and customer centricity. These changes reflect efforts to reshape the organization by streamlining the Company’s structure, better prioritizing its go-to-market investments, and focusing its research and development investments on its generative AI roadmap and innovation across its platform. The Company estimates that it will incur cash restructuring charges of approximately $18 to $22 million in connection with the Plan, primarily consisting of severance payments, payments in lieu of notice, employee benefits and related costs. The Company expects to incur the majority of these expenses in the fourth quarter of fiscal year 2024 and first quarter of fiscal year 2025 and the implementation of the Plan will be substantially complete by the end of the first quarter of fiscal year 2025. Potential position eliminations are subject to legal requirements that vary by jurisdiction, which may extend this process beyond the first quarter of fiscal year 2025 in certain cases. The charges that the Company expects to incur are subject to a number of assumptions, including legal requirements in various jurisdictions, and actual expenses and charges may differ materially from the estimates disclosed above.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the estimated restructuring charges associated with, the time frame for completion of and recognition of charges associated with, and the ability to reduce operating expenses and position the Company for profitable growth pursuant to, the Plan. The statements are based on management’s current expectations, estimates, and projections, are not guarantees of future performance, and are subject to certain risks, uncertainties, and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, changes in the Company’s operating results and financial condition. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K for the period ended September 30, 2023, the Company’s most recent Quarterly Report on Form 10-Q, and from time to time other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website (http://www.sec.gov). Stockholders of the Company are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this filing, or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release announcing financial results dated August 8, 2024.
99.2	Earnings Release Presentation dated August 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerence Inc.

Date: August 8, 2024	By:	/s/ Tony Rodriquez
Name: Tony Rodriquez
Title: Interim Chief Financial Officer